Exhibit 10.95
September 9, 2011
Mr. Jeffrey D. Buchanan
Smith & Wesson Holding
2100 Roosevelt Avenue
Springfield, MA 01104
Re: Letter of Amendment
Dear Mr. Buchanan:
We are parties to a Severance and Change in Control Agreement dated as of January 3, 2011 (the “Agreement”). This will confirm the amendment to the Agreement to delete Clause (a) of Section 3 of the Agreement effective on the execution of this Letter of Amendment. Except for this change, the Agreement shall remain in full force and effect.

Sincerely, Smith & Wesson Holding Corporation
By:	/s/ P. James Debney
Agreed and Accepted:

/s/ Jeffrey D. Buchanan Jeffrey D. Buchanan
2100 Roosevelt Avenue • PO Box 2208 • Springfield, MA 01102-2208 • 1-800-331-0852 • www.smith-wesson.com